EXHIBIT 5.1

30 ROCKEFELLER PLAZA NEW YORK, NEW YORK 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

December 22, 2020

Liberty Broadband Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Re:	Liberty Broadband Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty Broadband Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has requested our opinion concerning the status under Delaware law of the 722,134 shares (the “Series B Shares”) of the Company’s Series B common stock, par value $0.01 per share (the “Series B common stock”), and the 5,947,124 shares (together with the Series B Shares, the “Shares”) of Series C common stock, par value $0.01 per share (the “Series C common stock”), included in the Registration Statement, that may be issued pursuant to the terms of the GCI Liberty, Inc. Transitional Stock Adjustment Plan, the GCI Liberty, Inc. 2018 Omnibus Incentive Plan, the GCI 401(k) Plan and the Liberty Broadband Corporation 2019 Omnibus Incentive Plan, as amended (together, the “Plans”). The Company has also requested our opinion concerning the status under Delaware law of the 722,134 shares of Series C common stock (the “Resale Shares”) included in the Registration Statement, offered for resale by certain selling stockholders listed in the reoffer prospectus contained in the Registration Statement. The Resale Shares are issuable to the selling stockholder named in the Registration Statement in connection with stock options (the “Selling Stockholder Options”) awarded under the Plans that were assumed by and converted into stock options of the Company on December 18, 2020 in connection with the Company’s acquisition of GCI Liberty, Inc.

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	Restated Certificate of Incorporation of the Company, as currently in effect;

2.	Amended and Restated Bylaws of the Company, as currently in effect;

3.	Certificate of Designations of Series A Cumulative Redeemable Preferred Stock of the Company;

4.	Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares and Resale Shares pursuant to the terms of the Plans and the preparation and filing of the Registration Statement under the Securities Act;

5.	The Plans; and

6.	Such certificates, corporate records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinion expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plans as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the Plans by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plans, the Company shall continue to have sufficient authorized and unissued shares of Series B common stock and Series C common stock reserved for issuance thereunder.

-2-	December 22, 2020

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares and the Resale Shares are duly authorized for issuance.

2.	If and when any Shares are issued in accordance with the requirements of the Plans, such Shares will be validly issued, fully-paid and non-assessable.

3.	If and when the shares underlying the Selling Stockholder Options are issued in accordance with the requirements of the Plans, the Resale Shares will be validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.